Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 RedBranch Rd., Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

Exhibit 99.2

News Release

New Energy Announces Plans to Accelerate Commercialization of its Proprietary SolarWindow™Technology

Columbia, MD– November 23, 2010 – New Energy Technologies, Inc. (OTCBB: NENE) today announced plans to advance its efforts to commercialize the Company’s novel SolarWindow™ technology, in order to accelerate to-market the ‘first-of-its-kind’ product capable of generating electricity on see-thru glass windows.

Electrical power is generated on glass by spraying New Energy’s SolarWindow™ coatings onto surfaces using commercially available equipment.Through the Company’s patent-pending process, company researchers spray SolarWindow™ coatings onto glass at room temperature, eliminating expensive and often cumbersome high-temperature or high-vacuum production methods typically used by current solar manufacturers.

Unique to SolarWindow™, glass surfaces remain see-thru, and generate electricity in both natural and artificial light conditions.In artificial light, New Energy’s SolarWindow™ technology outperforms today’s commercial solar and thin-films by as much as 10-fold under low-intensity irradiance.  This feature was recently demonstrated at a public unveiling of SolarWindow™.

At the SolarWindow™ debut, company scientists demonstrated the technology’s ability to generate ‘voltage’ to power lighting, and also revealed SolarWindow’s capacity to produce ‘current’ necessary for powering mechanical devices and appliances.

“Our demonstration of SolarWindow’s ability to generate both current and voltage on glass surfaces, while remaining see-thru, is an incredible technical achievement and marks a pivotal maturation point for New Energy, where we have transitioned from early research towards product development, and eventual commercial launch,” explained Mr. John A. Conklin, President & CEO of New Energy Technologies, Inc.

“SolarWindow™ is a fantastic product under development, which not only promises to deliver significant environmental benefits to consumers, but also bears enormous commercial opportunity for all of our stakeholders. The prospect of creating a technology capable of turning otherwise passive window panes into see-thru power generators in an estimated 5 million commercial buildings and 80 million detached homes in America, is very exciting.”

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“In upcoming quarters and the year ahead, we anticipate undertaking significant efforts to accelerate our SolarWindow™ towards commercialization.  Our priorities include the development of additional patent protection, improved manufacturability, increased power production, advanced power output modeling, and attracting management-level talentable to help advance our breakthrough technology from the research-bench to commercial market,” concluded Mr. Conklin.

Specific initiatives related to the development of SolarWindow™ include:

1.	Technical improvements designed to:
a.	Improve cell efficiency and performance;
b.	Increase transparency of glass surfaces;
c.	Enhance durability;
d.	Ensure long-term product performance;
e.	Scale-up current working prototype; and
f.	Develop low-cost manufacturing methods.

2.	Strategies designed to:
a.	Bolster commercial protection with additional patent filings;
b.	Pursue commercial partnership opportunities;
c.	Secure third-party certification of the SolarWindow™ ‘module’ performance; and
d.	Create advanced models ofSolarWindow’s power production when applied to an entire building as a ‘system’.

The Company is working to develop an advanced power output model which accounts for performance and operating characteristics and which can serve as a basis for preliminary system sizing, value engineering, economic analysis, and power offset estimates -- important considerations to prospective SolarWindow™ commercial customers.

Currently under development, SolarWindow™ is the first-of-its-kind see-thru glass window technology capable of generating electricity, and according to the Company’s internal financial modeling, able to outperform conventional rooftop solar installations by more than 300% when applied to the facades of commercial towers.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

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SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with our various partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of the established infrastructure of the various organizationswe deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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For media inquiries please contact Mr. Jerry Schranz at jschranz@beckermanpr.com, or visit our Media Relations page for additional contact information:
http://www.newenergytechnologiesinc.com/media_relations

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.